Classic Aviation Products

  PRESS RELEASE	March 12, 2002
FOR IMMEDIATE RELEASE


Butler National Corporation (OTCBB - BUKS) - REPORTS
ON THE ACTIVITIES AT THE 2002 ANNUAL MEETING OF THE
SHAREHOLDERS AND CANCELS THE PENDING 1999 PLANS TO
DISTRIBUTE THE INDIAN GAMING BUSINESS SEGMENT TO ITS
SHAREHOLDERS.

[OLATHE, KANSAS], March 12, 2002 - On January 29, 2002,
Butler National Corporation held its annual meeting of the shareholders. Attachment A to this Press Release is a summary report of the activities at the annual meeting of shareholders held in Olathe, Kansas on January 29, 2002.

Subsequent to the annual meeting of the shareholders and consistent with desires of the majority of the shareholders present at the meeting, on March 11, 2002, the Board of Directors made a determination to cancel and take no further action on its 1999 plans to distribute the Indian Gaming business segment.
Therefore, no additional BUKS shares will be distributed to any group of shareholders and the distribution as originally described in the Form 10 filed March 7, 2001 and subsequently withdrawn at the request of the SEC is cancelled.
This action does not prevent a future Form 10 or S-1 filing to distribute a business segment if the distribution is in the best interest of the shareholders.


Management Comments:

"This action may act to stabilize the investment of our current shareholders and encourage new investors to become shareholders of Butler National.
The determination to retain 100% of the Indian Gaming segment as a part of Butler National is further evidence of our determination to focus Butler
National Corporation in the best interest of the shareholders and in compliance with the guidance of the SEC. This determination may allow the BUKS stock to trade without as much uncertainty about possible dilution from a future distribution of additional common stock related to the plans made in 1999. We encourage the continued interest in Butler National and welcome new shareholders to the fold," commented Clark D. Stewart, President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The
Aerospace segment focuses on the manufacture and support of systems for "Classic" aircraft including the Butler TSD for the Boeing 747
Honeywell FQIS, switching equipment for Boeing/
Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna,
Dassault and Raytheon business aircraft.
Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include
"forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's
Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

Electronic Reference:

The information contained in this Press
Release is being filed on a SEC Form 8-K,
Item 5, Current Report of Other Events.
The Form 8-K is filed electronically on
the Securities and Exchange Commission
electronic filing system and is available on the internet at www.freeedgar.com

FOR MORE INFORMATION, CONTACT:
William A. Griffith, Investor Relations
Ph   (913) 780-9595 Fax (913) 780-5088
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062


Attachment A

Butler National Corporation

Summary of Stockholders Meeting

Forward-Looking Information:

The information set forth above may include
"forward-looking" information as outlined in the Private Securities Litigation Reform
Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary
Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

Shareholder Meeting:

A meeting of the Stockholders of Butler National
Corporation, a Delaware corporation ("Company"), was held at 11:00 a.m. on Tuesday, January 29, 2002 at the Holiday Inn of Olathe, 1010 West
151st Street, Olathe, Kansas.  Mr. Warren
Wagoner presided as Chairman of the meeting, and Mr. William Griffith acted as Secretary of the meeting and recorded the minutes thereof.

Mr. Wagoner appointed Kathy Gorrell as inspector of elections for the meeting and asked her to report on calling of and notice of the meeting and whether a quorum was present. Mrs. Gorrell reported that the meeting had been duly called by resolution of the Board of Directors of the Company and that notice of the meeting, together with the related proxy material had been properly mailed to the shareholders of record entitled to vote at the meeting and presented to the meeting an affidavit with respect to the same.

Mrs. Gorrell also reported that there was present at the meeting, and available for inspection by any stockholder of record a list of the stockholders of the Company. Finally, Mrs. Gorrell reported that in excess of 89% of the outstanding shares entitled to vote were represented in person or by proxy, and that a quorum for the transaction of business was thus present.

Mr. Wagoner then listed the items of business to be conducted at the meeting, the same being:
1. the election of nominees to the Board of Directors of the Company;

2. ratification of the selection of Weaver & Martin as the Company's independent auditors for the fiscal year 2002;

3. approval and adoption of the proposal to approve increasing our authorized number of shares of $0.01 par value Common Stock of the Company from 40,000,000 to 100,000,000 shares and to increase our authorized number of shares of Preferred Stock from 200,000 to 50,000,000 shares;

4. approval and adoption of the proposal to approve changing our state incorporation from Delaware to Kansas by merging into a wholly owned subsidiary of Butler National Corporation which is a Kansas corporation; and

5. to transact such other business as may properly come before the meeting.

Mr. Wagoner then stated that Motions were in order with respect to the proposals.

Whereupon, Motions were made and seconded to elect those nominees listed in the proxy statement to the Board of Directors of the Company to serve until the next meeting of shareholders or until the election and qualification of their successors; to ratify the selection of Weaver & Martin as the Company's independent auditors for the fiscal year 2002; to approve and adopt the proposal to increase our authorized number of shares of $0.01 par value Common Stock of the Company from 40,000,000 to 100,000,000 shares and to increase our authorized number of shares of Preferred Stock from 200,000 to 50,000,000 shares; to approve and adopt the proposal to change our state of incorporation from Delaware to Kansas by merging into a wholly owned subsidiary of Butler National Corporation which is a Kansas corporation; and to transact such other business as may properly come before the meeting.

Mr. Wagoner then asked Mrs. Gorrell to tabulate and report the votes on the motions. Mrs. Gorrell then reported that in excess of 50% of the shares issued and outstanding and entitled to vote at the meeting had voted in favor of the nominees to the Board of Directors; and in favor of the ratification of Weaver & Martin, LLC as auditors. Mrs. Gorrell then reported that in excess of fifty-percent of the issued and outstanding shares had voted in favor of increasing the number of authorized shares pursuant to the proposal, and voted in favor of the re-incorporation proposal.

Mr. Wagoner then declared that the nominees for election to the Board of Directors of the Company had then been duly elected and an organizational meeting of such elected would be held immediately after the shareholder's meeting.

During the tabulation of the voting, Mr. Clark D.
Stewart, President of the Company, made a report to the shareholders. The key topics of his report are discussed in the President's letter included in the Annual Report on Form 10-K for the year ended April 30, 2001, and mailed to each shareholder.
Subsequent updates to the President's letter were presented and discussed in open discussion with the shareholders. These are outlined below:


1. Classic Aviation Products were further defined
to include a line of Transient Suppression Devices
("TSD"), a line of protective airliner cockpit doors
known as 	the Aircraft Cockpit Shield ("ACS"),
the established line of switching units for the DAC/MD/Boeing DC family of airliners, and a new line of gun control units for the Apache Helicopter
GCB 25 mm Cannon.

2. Some shareholders had expressed concerns about and wanted further explanation of the purchase and conversion to BUKS common shares by the Directors of the outstanding balance of the Butler National
Convertible Preferred Stock owned by the offshore investors. As the market history has unfolded, the investment community (brokers and outside shareholders) wanted someone to buy out the offshore investors. The Company did not have the cash to invest, and there were no investors willing to put up cash dollars to make the purchase
(further confirmed by outside shareholders at the meeting). The Directors paid more than the going
BUKS prices in the six months prior to the determination to buy (the Directors paid approximately $.09 per share and the market price was approximately $.07 per share).
After the Directors made the decision to buy the transaction required almost a year to complete causing further Director cost.
During the interim period the offshore investors converting and selling of the stock into any new market demand for BUKS was slowed and was eventually stopped by the purchase by the Directors.

3. The Board may plan to increase the distribution of information to go beyond the regulatory information filed with the SEC and available on free Edgar through a household personal computer. An example is the color pictures in the 2001 annual report mailed to the shareholders. Additional information about the products and activities of the Company is available on the Internet under the name
"butlernational.com". The expanded program will begin with the distribution of the Annual
Report for fiscal year 2002.

As a part of his report, an open discussion with the shareholders was requested by Mr. Stewart and moderated by the Chairman regarding the May 1999 proposal to spin-out the Indian Gaming business segment.

The discussion centered on the fairness to all shareholders subdivided into five groups.

First Group: These are the established long-term Butler National shareholders who owned BUKS before May 24, 1999 and did not sell BUKS after May 24, 1999. These shareholders continue to own what they owned before the May 24, 1999 including 100% of the Indian Gaming business segment retained by Butler National Corporation.
When the Form was filed for the spin-out, the SEC instructed us that a Form S-1 would be required and that the Indian Gaming business should continue to be consolidated on the BNC
Form 10-K and therefore reported as it was prior to May 24, 1999. The requirement for the SEC
Form S-1 filing is considerably more expensive than the SEC Form 10.

Second Group: The former Butler National shareholders who sold BUKS during the period from May 4, 1999 and May 24, 1999. These sellers received an increased price as the record date approached and were paid for some implied value of the Indian Gaming segment.
The estimated value based on the history was approximately 20% of the BUKS value before and after the May 4th to 24th time period. These sellers should not have expected to have any further interest in Butler National or the Indian Gaming segment.

Third Group:  These are the most recent Butler
National shareholders who purchased BUKS after May 24, 1999, and may have believed they were buying only the Modifications and Services business segments of Butler National. However, as a result of the directions by the SEC, these shareholders have actually owned BUKS in the same relative position (including the Indian
Gaming segment) as the First Group of shareholders described above.

Fourth Group:  This group includes all potential
Butler National investors considering the purchase of BUKS stock and becoming shareholders in the future. These potential shareholders face an uncertain definition of their ownership position because of the possible market overhang of new
Indian Gaming shares that could be issued by the Company to the First Group shareholders. This is sometimes perceived as 20% of the outstanding shares on May 24, 1999 or approximately 3.6 million shares, about 10% of the current outstanding shares.

Fifth group: This group of former shareholders sold after May 24, 1999. They may have felt that in addition to the higher price received on their sale they might receive stock for the Indian
Gaming segment. However, these selling shareholders received an increased price relative to the current market price of BUKS.

Discussion: Approximately one hour was devoted to the discussion of the four groups and various possible solutions. A few shareholders felt that the First Group should be entitled to something for being long-term shareholders standing by the Company for many years. The Third Group of shareholders did not understand why any action was required. The majority of all the shareholders discussing the question at the meeting were not sure that any action was required other than a clear definition that no action would be taken by the Company. They felt the fair action was no action.
The discussion shifted to the Fourth Group of new investors and the uncertainty surrounding the BUKS market created by the potential dilution by distributing BUKS stock or new stock of a business segment as of the May 24, 1999, record date.

Conclusion: The consensus of the group was that the Company should take no action and therefore no BUKS stock be distributed. The feeling was that the distribution was considered and planned but a number of subsequent events occurred outside the control of the Company that made the potential distribution not in the best interest of the shareholders and not favored by the SEC.

Subsequent Event Note: Subsequent to the shareholders meeting, the CEO and members of the Board of Directors discussed the no action suggestion with the SEC matters legal counsel and the independent public accountants.
These outside advisors agreed with the no action plan as suggested by the shareholders.
On March 11, 2002, the Board of Directors determined that no action would be taken.
Therefore no additional BUKS shares will be distributed to any group of shareholders and the spin-out distribution as originally described in the 1999 Form 10 withdrawn from the SEC at the SEC's request is cancelled relative to the Indian Gaming segment as originally planned in 1999. This action does not prevent a future Form 10 or S-1 filing to distribute a business segment if the distribution is in the best interest of the shareholders.

Mr. Wagoner then asked if there were any questions or any other matters properly before the meeting. Hearing none, he declared the meeting adjourned.